UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 3, 2025
iRhythm Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-37918	20-8149544
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
699 8th Street, Suite 600
San Francisco, California 94103
(Address of principal executive office) (Zip Code)
(415) 632-5700
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	IRTC	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
On July 3, 2025, Mark Rubash notified iRhythm Technologies, Inc. (the “Company”) of his decision to resign from his position as a member of the Board of Directors of the Company (the “Board”) effective July 7, 2025. Mr. Rubash’s resignation from the Board was not based on any disagreement with the Company.
On July 3, 2025, Ralph Snyderman notified the Company of his decision to resign from his position as a member of the Board effective July 7, 2025. Mr. Snyderman’s resignation from the Board was not based on any disagreement with the Company.
(c)
Effective as of July 7, 2025, the Board appointed each of Karen McGinnis and Kevin O’Boyle as a director of the Board and member of the Audit Committee of the Board. The Board also appointed Mr. O’Boyle as a member of the Nominating and Corporate Governance Committee of the Board. Each of Ms. McGinnis and Mr. O’Boyle shall hold office for a term expiring at the 2026 Annual Meeting of the Company’s stockholders.
There is no arrangement or understanding between either of Ms. McGinnis and Mr. O’Boyle and any other persons pursuant to which either Ms. McGinnis and Mr. O’Boyle was selected as a director. Neither Ms. McGinnis and Mr. O’Boyle is a party to, nor does either Ms. McGinnis and Mr. O’Boyle have any direct or indirect material interest in any transaction with the Company required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that each of Ms. McGinnis and Mr. O’Boyle qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market, in each case as currently in effect and meets the further audit committee standards required by Securities and Exchange Commission (“SEC”) Rule 10A-3. Each of Ms. McGinnis and Mr. O’Boyle will also enter into the Company’s standard form of indemnification agreement for its directors and executive officers, which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-213773) filed with the SEC on September 23, 2016.
Consistent with the Company’s compensation policy for non-employee directors (the “Director Compensation Policy”), upon appointment, each of Ms. McGinnis and Mr. O’Boyle was granted an initial retainer grant of restricted stock units with a fair value of $300,000 vesting annually over the three years following July 7, 2025. Each of Ms. McGinnis and Mr. O’Boyle will also receive the customary annual compensation paid to non-employee directors in the form of a cash retainer, paid quarterly in arrears, for their service on the Board and the Audit Committee in an amount consistent with the Director Compensation Policy (currently $55,000 per year for service on the Board and $10,000 per year for service on the Audit Committee, and $5,000 per year for service on the Nominating and Corporate Governance Committee in Mr. O’Boyle’s case, and an anticipated grant of restricted stock units at our 2026 Annual Meeting of the Company’s stockholders with a grant date fair value of $185,000, vesting on the date of the first annual stockholder meeting thereafter). The initial retainer grant will be issued under the Company’s 2016 Equity Incentive Plan and will accelerate in full upon a change of control, provided that the director remains in service through such change in control.
Item 7.01. Regulation FD Disclosure.
The Company announced the appointment of each of Ms. McGinnis and Mr. O’Boyle to the Board in a press release furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 7, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRHYTHM TECHNOLOGIES, INC.

Date: July 7, 2025	By:	/s/ Daniel Wilson
Daniel Wilson
Chief Financial Officer